News Release
Tupperware Brands Corp.
14901 S. Orange Blossom Trail
Orlando, FL 32837
Investor Contact: Jane Garrard (407) 826-4475

Tupperware Brands Reports Preliminary 2019 Results
Provides Full-Year Fiscal 2020 Outlook

Orlando, Fla., February 24, 2020 - (NYSE: TUP) Tupperware Brands Corporation (the “Company”) today announced select preliminary financial results for the fiscal year ended December 28, 2019. The Company also announced it will file a Form 12b-25 Notification of Late Filing with the Securities and Exchange Commission to provide a 15-calendar day extension within which to file its Form 10-K for the fiscal year ended December 28, 2019. The extension will provide the Company time to finalize additional procedures as part of its investigation regarding the impact of certain financial reporting matters in its Fuller Mexico beauty business and to finalize its tax rate as further described below.

As a result, the earnings call on February 25, 2020 at 8:30 a.m. Eastern Time will not be held as scheduled.

Full-Year Preliminary Financial Updates

•	Full-year sales are expected to be in line with previously provided outlook ranges of down 12% to 14% as reported and down 8% to 10% in local currency+

•	GAAP pre-tax return on sales is expected to be approximately 6%

•
GAAP diluted E.P.S. is expected to be in the range of breakeven to $0.34 versus $3.11 in the prior year. The current year was negatively impacted by $40 million for the non-cash impairment of goodwill and intangible assets and $35 million of re-engineering costs

•	The Fuller Mexico full-year 2019 negative impact on an adjusted* pre-tax basis is expected to be in the range of $19-21 million

•	Impact of taxes on adjusted* E.P.S. is expected to be in the range of $1.66-$1.98 in 2019

•	Adjusted* pre-tax return on sales is expected to be approximately 10% or 12% excluding the Fuller Mexico impact, versus 14% in the prior year

•	Adjusted* diluted E.P.S. is expected to be $1.35-$1.70 versus $4.30 in the prior year, including $0.26 cents from foreign currency

The primary drivers of the decline in profit are expected to be:

•
The Company increased its valuation allowances for deferred tax assets related to foreign tax credits and disallowed interest deductions due to the Company’s multi-year declining domestic performance resulting in an elevated GAAP tax rate of 84% to 100% and operating tax rate of 55% to 66% for fiscal 2019.

•
The Company experienced continued execution challenges and unfavorable macro-economic trends most notably in its core markets of Brazil, China, and U.S. & Canada. The impact on segment profit is expected to be approximately $83 million or $0.75 cents per share, excluding Fuller Mexico of $19-21 million.

•
The Company is conducting an investigation primarily into the accounting for accounts payable and accrued liabilities at its Fuller Mexico beauty business to determine the extent to which these matters may further impact results and to assess and enhance the effectiveness of internal controls at this business. This matter is $9-11 million of the total expected $19-21 million full-year impact on an adjusted* pre-tax basis. In addition, total impairments for Fuller Mexico are expected to be approximately $31 million. The total pre-tax impact for 2019 is approximately $50- $52 million.

“While challenges in Brazil, China, and the U.S. & Canada businesses persisted in the fourth quarter in line with our expectations, our preliminary results were further affected by financial reporting issues in Fuller Mexico. We are working rapidly to address these Fuller Mexico issues in order to finalize our 2019 results. We are also focused on facing the clear headwinds in our core markets and accelerating the pace at which we can achieve meaningful improvement in the business,” said Chris O’Leary, the Company’s Interim CEO.

O’Leary continued, “Our actions in the fourth quarter of 2019 and year-to-date already show promising results in reducing expenses across various payroll, promotional incentives and discretionary spending activities, and we expect to realize associated cost savings of approximately $50 million in 2020. Our team is focused on making the Company a leaner and more agile organization that is better able to compete in a growing direct-selling industry and deliver long-term value to shareholders.”

2020 Outlook
The Company will only be providing full-year guidance going forward. Based on current business trends and foreign currency rates, the Company's full-year fiscal 2020 outlook is provided below.
The first half of 2020 reflects similar sales trends as 2019, together with continued investments to drive savings. The second half of 2020 reflects better sales trends supported by go-to-market work in Brazil, China and U.S. & Canada along with the majority of the $50 million cost savings efforts.

Company Level	Dec 26, 2020
	Low	High

USD Sales	$1,582M	$1,617M
vs. prior year	(12%)	(10%)
Local Currency Sales+	$1,582M	$1,617M
vs. prior year	(11%)	(9%)
GAAP Pre-Tax Income	$164M	173M
GAAP EPS	$1.16	$1.23
GAAP Pre-Tax ROS	10.4%	10.7%

FX Impact on EPS Comparison (a)	($0.02)	($0.02)

Operating Cash Flow**	$135M
GAAP Tax Rate	65%

(a) Impact of changes in foreign currency vs. prior year is updated monthly at: Tupperware Brands Foreign Exchange Translation Impact Update.

* Adjusted means GAAP adjusted for certain items - See Non-GAAP Financial Measures Reconciliation Schedule
+ Local currency changes are measured by comparing current year results with those of the prior year translated at the current year's foreign exchange rates.
** Reflects $60 million of capital expenditures

Segment Level Outlook
Local currency sales for full-year 2020 are expected to be down 9% to 11% and are reflective of the difficult consumer trends in key markets and a lower average active sales force.

•	Sales - Europe down high single digits; Asia Pacific down mid double digits, North America down low double digits and South America down mid single digits

•	Segment profit return on sales is expected to be 330-350 basis points above 2019 reflecting the expected cost savings opportunities of $50 million

Debt Covenant

Based on the 2020 outlook, the Company is forecasting a need for relief concerning its existing leverage ratio covenant in its $650 million Credit Agreement dated March 29, 2019 (the “Credit Agreement”), to avoid a potential acceleration of the debt, which could have a material adverse impact on the Company. Approvals have been received, pending completion of final documentation, from participating banks to amend the maximum consolidated leverage (debt-to-EBITDA) in the Credit Agreement for the required relief. In connection with the amendment, the Company and certain of its subsidiaries will provide additional collateral and subsidiary guarantees.

About Tupperware Brands Corporation

Through an independent sales force of 2.9 million, Tupperware Brands Corporation is a leading global marketer of innovative, premium household, beauty and personal care products across multiple brands utilizing social selling. Product brands and categories include design-centric preparation, storage and serving solutions for the kitchen and home through the Tupperware brand and beauty and personal care products through the Avroy Shlain, Fuller Cosmetics, NaturCare, Nutrimetics and Nuvo brands. The Company's stock is listed on the New York Stock Exchange (NYSE: TUP).

Safe Harbor Statement

Statements contained in this release that are not historical fact and use predictive words such as “preliminary”, "estimates", "outlook", “guidance”, “expects”, “believes", "intends", "target", "plans", “may”, "will", and similar words are forward-looking statements.  These forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following: the success and timing of growth and transformation initiatives; the ability to timely complete the investigation of the Fuller Mexico matters referred to in this release; the execution of the amendment to the Credit Agreement for relief under the debt leverage covenant, as contemplated in this release; the ability to realize cost savings goals for 2020; impairment and other charges related to intellectual property, purchase accounting goodwill and restructuring actions; risk of foreign-currency fluctuations and the currency translation impact on the Company’s business associated with these fluctuations; uncertainties related to the interpretation of, and regulations under, the recently enacted U.S. Tax Cuts and Jobs Act of 2017; the Company’s future tax-planning initiatives; any prospective or retrospective increases in duties on the Company’s products; any adverse results of tax audits or unfavorable changes to tax laws in the Company’s various markets; risk that direct selling laws and regulations in any of the Company’s markets may be modified, interpreted or enforced in a manner that results in negative changes to the Company’s business models or negatively impacts its revenue, sales force or business, including through the interruption of recruiting and sales activities, loss of licenses, imposition of fines, or any other adverse actions or events; unpredictable economic and political conditions and events globally; the success of new product introductions and promotional programs to generate interest among the Company’s sales force and customers and generate selling activities on a sustained basis; success of business-to-business selling arrangements and their timing; success of buyers in obtaining financing or attracting tenants for commercial and residential developments; the timing and success of closing asset sales related to re-engineering actions; risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies; governmental approvals of materials for use in food containers and beauty, personal care, nutritional and nutraceutical products; continued competitive pressures for products or sales force in the Company’s markets; leadership development and succession changes; and other risks detailed in the Company's periodic reports as filed in accordance with the Securities Exchange Act of 1934, as amended.

The Company updates each month the impact of changes in foreign exchange rates versus the prior year, posting it on Tupperware Brands Foreign Exchange Translation Impact Update. Other than updating for changes in foreign currency exchange rates, the Company does not intend to update forward-looking information, except through its quarterly earnings releases.

Non-GAAP Financial Measures

The Company has utilized non-GAAP financial measures in this release, which are provided to assist readers' understanding of the Company's results of operations. These amounts exclude certain items that at times materially impact the comparability of the Company's results of operations. The adjusted information is intended to be indicative of the Company's primary operations, and to assist readers in evaluating performance, analyzing trends across periods and provide a useful measure for predictive purposes. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.

The non-GAAP financial measures include comparisons related to profit and exclude:

•	gains from the sale of property, plant and equipment and other real estate related operations

•	insurance settlement gains or significant charges related to casualty losses caused by significant weather events, fires or similar circumstances

•
exit or disposal cost obligations related to rationalizing supply chain operations and other re-engineering activities performed to wind-down or significantly restructure businesses, including cumulative translation adjustments recognized in income upon liquidation of operations in a country, asset sales or fixed asset impairments, inventory obsolescence and other operating losses incurred in conjunction with such activities

•	certain asset retirement obligations

•	pension settlements

•	significant discrete impacts of new tax laws upon adoption, including the impact on cumulative deferred taxes from items previously recorded as cumulative translation adjustments

•	amortization of definite-lived intangible assets

•	non-cash impairment charges related to the carrying value of acquired intangible assets and goodwill

•	infrequent costs incurred in connection with a change in capital structure

•	the impact from hyper-inflationary economies on net monetary assets and other balance sheet positions that impact near term income

While these types of events can and do recur periodically, they are not part of its primary business operations and are excluded from indicated financial information due to their distinction from ongoing business operations, inherent volatility and impact on the comparability of earnings across periods as amounts recognized in any given period are not indicative of amounts that may be recognized in any particular future period.

Additionally, the Company engages in business-to-business transactions, in which it sells products to a partner company. Since the level of these sales is volatile from quarter-to-quarter and year-to-year, and is largely independent of the activities of its sales force, the Company at times, in addition to disclosing reported sales, discloses “core” sales amounts and comparisons, which excludes amounts sold under business-to-business transactions. This illustrates sales results and trends directly associated with activities of its independent sales force. All financial information disclosed and presented includes business-to-business transactions unless specifically stated as “core” sales.

Also, as the impact of changes in exchange rates is an important factor in understanding period-to-period comparisons. The Company believes the presentation of results on a local currency basis, in addition to reported results, helps improve readers' ability to understand the Company's operating results and evaluate performance in comparison with prior periods. The Company presents local currency information that compares results between periods as if current period exchange rates had been the exchange rates in the prior period. The Company uses results on a local currency basis as one measure to evaluate performance and generally refers to such amounts as restated or excluding the impact of foreign currency.

These core sales and local currency results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Core sales and results on a local currency basis may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with GAAP.

Information included with this release includes references to Adjusted EBITDA and a Debt/Adjusted EBITDA ratio, which are non-GAAP financial measures used in the Company's Credit Agreement. The Company uses these measures in its capital allocation decision process and in discussions with investors, analysts and other interested parties, and therefore believes it is useful to disclose this amount and ratio. The Company's calculation of these measures is in accordance with its Credit Agreement, and is set forth in the reconciliation from GAAP amounts in an attachment to this release; however, the reader is cautioned that other companies define these measures in different ways, and consequently they may not be comparable with similarly labeled amounts disclosed by others.

TUPPERWARE BRANDS CORPORATION
NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

(In millions, except per share data)
	52 Weeks Ended Dec. 28, 2019
	Reported (High end)	Adj's		Excl Adj's (High end)	Reported (Low end)	Adj's		Excl Adj's (Low end)
Segment profit:
Europe	$38.0	$1.4	b,f	$39.4	$38.0	$1.4	b,f	$39.4
Asia Pacific	124.3	1.7	a,b	126.0	124.3	1.7	a,b	126.0
North America	42.8	5.9	a,b,g	48.7	40.3	5.9	a,b,g	46.2
South America	43.8	1.8	a,c	45.6	43.8	1.8	a,c	45.6
	248.9	10.8		259.7	246.4	10.8		257.2

Unallocated expenses	(41.7)	8.9	b,h	(32.8)	(41.7)	8.9	b,h	(32.8)
Gain on disposal of assets	12.9	(12.9)	d	—	12.9	(12.9)	d	—
Re-engineering	(34.7)	34.7	e	—	(34.7)	34.7	e	—
Impairment of goodwill and intangible assets	(40.0)	40.0	i	—	(40.0)	40.0	i	—
Interest expense, net	(39.3)	—		(39.3)	(39.3)	—		(39.3)
Income before taxes	106.1	81.5		187.6	103.6	81.5		185.1
Provision for income taxes	89.2	15.0	j	104.2	103.8	15.0	j	118.8
Net income	$16.9	$66.5		$83.4	$(0.2)	$66.5		$66.3

Net income per share (diluted)	$0.34	$1.36		$1.70	$—	$1.35		$1.35

a Amortization of intangibles of acquired beauty units.
b Pension settlement costs.
c As a result of devaluations in the Venezuelan bolivar, and beginning July 1, 2018, Argentine peso, as Venezuela and Argentina are accounted for as hyperinflationary, the Company had negative impacts of $1.6 million and $2.1 million year-to-date periods of 2019 and 2018, respectively. These amounts were related to expense from re-measuring bolivar and peso denominated net monetary assets at the lower exchange rates at the times of devaluations, along with the impact of recording in income amounts on the balance sheet when the devaluations occurred, primarily inventory, at the exchange rates at the time the amounts were made or purchased, rather than the exchange rates in use when they were included in income.
d Gain on disposal of assets in 2019 mainly relate to the sale of a building in Tupperware France. In 2018, gains on disposal of assets mainly relate to the sale of a warehouse in Japan and a building owned by Beauticontrol. In both years, the sale of land held near the Orlando, FL headquarters also resulted in gains.
e In both years, re-engineering and impairment charges were primarily related to severance costs incurred for headcount reduction in several of the Company's locations in connection with changes in its management and organizational structures, and in 2018, the costs associated with the closure of Beauticontrol and the French supply chain facility.
f Write-off of inventory and bad debt associated with changes in business model.
g Beauticontrol wind-down loss and inventory write-off .
h Consultant fees for transformation and CEO transition costs.
i Impairment of goodwill of House of Fuller Mexico and trademarks of Nutrimetics and Fuller.
j Provision for income taxes represents the net tax impact of adjusted* amounts
See note regarding non-GAAP financial measures in the attached press release.